Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IMMUNOME, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO IMMUNOME, INC. IF PUBLICLY DISCLOSED.

Exclusive License Agreement

Between

Thomas Jefferson University (TJU)

And

Immunome, Inc. (LICENSEE)

Effective as of June 1, 2012

Re:	[***]

For and in consideration of the mutual promises and covenants set forth below, the parties, intending to be legally bond, hereto agree as follows:

Article I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1	ACADEMIC RESEARCH PURPOSES: use of PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, for internal, educational, academic, non-commercial and non-commercially sponsored research purposes on a non-transferable and non-sublicenseable basis or other not-for-profit scholarly purposes which are undertaken at a non-profit or governmental institution that does not use the PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, in the production or manufacture of products for any clinical study or commercial sale or the performance of services for a fee.

1.2	AFFILIATE: shall mean any entity which controls, is controlled by, or is under common control with LICENSEE. For the purposes of this definition, “control” shall mean beneficial ownership (direct or indirect) of more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). Unless otherwise specified, the term LICENSEE includes AFFILIATES.

1.3	CONSIDERATION: shall mean and include without limitation, money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, stocks, rebates, barter and the like. If any such CONSIDERATION is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting fees, etc.) then the value of such CONSIDERATION shall be determined in good faith by the Parties.

1.4	FIELD: all fields of use.

1.5	KNOW-HOW: any unpatentable or to be patented developments, applied technical knowledge, ideas, know-how, information, methods, data, processes, designs, concepts or techniques only known to TJU and is necessary or useful for the practice of any invention in PATENT RIGHTS which (a) are believed not to be generally known or used in the relevant business community, (b) if they were disclosed by TJU to a given company, would likely provide such company with an advantage over its competitors; and (c) which results from research in TJU inventors’ laboratories.

1.6	LICENSED PROCESSES: the processes covered by at least one VALID CLAIM included within the PATENT RIGHTS and/or processes made using KNOW-HOW and/or MATERIALS within the FIELD.

1.7	LICENSED PRODUCTS: products covered by at least one VALID CLAIM included within the PATENT RIGHTS, and/or products made or services provided using LICENSED PROCESSES, and/or products made using KNOW-HOW and/or MATERIALS, and/or products incorporate MATERIALS within the FIELD.

1.8	LICENSEE: Immunome, Inc., a corporation organized under the laws of Pennsylvania and having a principle place of business at 100 East Lancaster Avenue, LIMR Building, Room #222, Wynnewood, PA 19096.

1.9	MATERIALS: any biological materials disclosed in the invention disclosures listed in Appendix A and created by TJU prior to the effective date of this Agreement.

1.10	NET RESEARCH AND DEVELOPMENT INCOME: [***].

1.11	NET SALES: [***], less:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

[***]

1.12	NON-ROYALTY SUBLICENSE INCOME: [***].

1.13	PATENT RIGHTS: the invention disclosure(s), or the patent applications and patents as listed in Appendix A of this Agreement, or the VALID CLAIMs of such patent applications and patents, or the inventions described and claimed therein, or any divisions, extensions, re-examinations or continuations of the patent applications and patents as listed in Appendix A, or specific claims of any continuations-in-part of such patent applications and patents to the extent the specific claims are directed to subject matter described in the patent applications and patents listed in Appendix A in a manner sufficient to support such specific claims under 35 U.S.C., or patents issuing thereon or reissues thereof, or any and all foreign patents and patent applications corresponding thereto, or the combination of the above, all to the extent owned or controlled by TJU.

1.14	RESEARCH AND DEVELOPMENT INCOME: [***].

1.15	SUBLICENSEE: as used in this Agreement shall mean any third party to whom LICENSEE has granted a license to make, have made, use and/or sell the LICENSED PRODUCT or LICENSED PROCESS under PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, provided said third party has agreed in writing with LICENSEE to accept the conditions and restrictions agreed to by LICENSEE in this Agreement.

1.16	TERRITORY: all territories.

1.17	TJU: Thomas Jefferson University, a nonprofit Pennsylvania educational corporation having offices at 1020 Locust Street, M34, Philadelphia, PA 19107.

1.18	VALID CLAIM: either (a) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (b) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than [***] from its priority date.

1.19	The terms “Public Law 96-517” and “Public Law 98-620” include all amendments to those statutes.

1.20	The terms “sold” and “sell” include, without limitation, leases and other legal transfers and similar transactions involving CONSIDERATION.

Article II
REPRESENTATIONS

2.1	For the technologies DES_SCO.004 and DES_SCO.005, TJU is owner by assignment from inventors of their entire right, title and interest in the PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, and in the inventions described and claimed therein as listed in Appendix A. For the technology DES_SCO.011, TJU and the University of Tennessee are joint owners. For TJU’s portion of the technology DES_SCO.011, TJU by assignment from inventors at TJU of their entire right, title and interest in the PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, and in the inventions described and claimed therein as listed in Appendix A.

2.2	TJU has the authority to issue licenses under PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above.

2.3	TJU is committed to the policy that ideas or creative works produced at TJU should be used for the greatest possible public benefit, and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.

2.4	LICENSEE is prepared and intends to diligently develop the LICENSED PRODUCTS and to bring LICENSED PRODUCTS to market which are subject to this Agreement.

2.5	LICENSEE is desirous of obtaining an exclusive license in the TERRITORY within the FIELD in order to practice the above-referenced inventions covered by PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith, and TJU is desirous of granting such a license to LICENSEE in accordance with the terms of this Agreement.

Article III
GRANT OF RIGHTS

3.1	TJU hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, in the TERRITORY and within the FIELD an exclusive commercial license under PATENT RIGHTS, and KNOW-HOW, and MATERIALS, individually or the combination of the above, to make and have made, to use and have used, to sell and have sold, to offer for sale, to import, to export, to research, develop and improve the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES, for the life of the PATENT RIGHTS. In order to provide LICENSEE with commercial exclusivity for as long as the license under the PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, remains exclusive, TJU agrees so long as LICENSEE is not in default of this Agreement that it will not grant licenses under PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, in the TERRITORY and within the FIELD to others except as required by TJU’s obligations in Section 3.3(a) or as permitted in Section 3.3(b).

3.2	TJU also grants to LICENSEE the right to issue sublicenses in the TERRITORY and within the FIELD to third parties to make, have made, use, sell, offer for sale, import, export, research, develop and improve LICENSED PRODUCTS and to practice LICENSED PROCESSES, providing LICENSEE has current exclusive rights thereto from TJU under this Agreement. To the extent applicable, such sublicenses shall include all of the rights of and obligations due to TJU (and, if applicable, the United States Government) that are contained in this Agreement. LICENSEE shall collect and guarantee payment of all royalties due TJU from SUBLICENSEES, and summarize and deliver all reports due TJU from SUBLICENSEES.

3.3	The granting and exercise of this license is subject to the following conditions:

(a)	TJU’s “Patent Policy”, Public Law 96-517, Public Law 98-620, and TJU’s pre-existing obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517, or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

(b)	TJU reserves the right to make and use, and grant to others non-exclusive licenses to make and use for ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above.

(c)	LICENSEE shall use commercially reasonable diligent efforts to effect introduction of the LICENSED PRODUCTS and/or LICENSED PROCESSES into the commercial market, either directly or through one or more SUBLICENSEEs, as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS and/or LICENSED PROCESSES reasonably available to the public.

(d)	At any time after five (5) years from the effective date of this Agreement, TJU may terminate or render this license non-exclusive if, in TJU’s reasonable good faith judgment, the progress reports furnished by LICENSEE substantially demonstrate that LICENSEE:

(i)	has not put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a sublicense, and/or is not keeping the licensed subject matter reasonably available to the public; or

(ii)	is not engaged in research, development, manufacturing, marketing or sublicensing activity reasonably appropriate to achieving 3.3(d)(i).

(e)	In all sublicenses granted by LICENSEE hereunder other than research sublicenses, LICENSEE shall include a requirement that the SUBLICENSEE(s) use its commercially reasonable efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. LICENSEE shall further provide in such sublicenses that such sublicenses are subject and subordinate to the terms and conditions of this Agreement, except: (i) the SUBLICENSEE may not further sublicense; and (ii) the rate of royalty on NET SALES paid by the SUBLICENSEE to the LICENSEE. Copies of all executed sublicense agreements shall be provided within [***] of execution to TJU. TJU agrees to maintain any information contained in such provisions in confidence, except as otherwise required by law, however, TJU may include in its usual reports annual amounts of royalties paid.

(f)	TJU understands and acknowledges that LICENSEE will be spending considerable resources, both human and financial on the development of the LICENSED PRODUCTS and/or LICENSED PROCESSES in an effort to obtain the necessary approvals of LICENSED PRODUCTS and/or LICENSED PROCESSES within the FIELD and in the TERRITORY. LICENSEE further acknowledges that TJU has advised LICENSEE that it is TJU’s mission to make the LICENSED PRODUCTS and/or LICENSED PROCESSES available to the public.

(g)	To the extent that federal funds are used to support research leading to the PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above, LICENSEE shall cause any LICENSED PRODUCT produced for sale or LICENSED PROCESSES used by LICENSEE or SUBLICENSEES in the United States to be manufactured or utilized substantially in the United States during the period of exclusivity of this license in the United States.

3.4	All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

Article IV

ROYALTIES

4.1	LICENSEE shall pay to TJU a one-time, non-creditable, non-refundable license fee in the sum of thirty thousand dollars ($30,000) ($10,000 for DES_SCO.004, $10,000 for DES_SCO.005, and $10,000 for DES_SCO.011) within [***] upon execution of this Agreement.

4.2	As consideration for the rights granted hereunder, LICENSEE shall pay to TJU during the term of this Agreement a royalty in the form of stock of LICENSEE. LICENSEE shall issue to TJU shares of common stock (“Shares”) equivalent to [***] of the number of outstanding shares of LICENSEE on the effective date of this Agreement, pursuant to the terms of a mutually acceptable Stock Subscription Agreement, provided, however, that TJU shall be, now and in the future, subject to and enter into such agreements and related documents as are required of other stockholders of LICENSEE. [***]

TJU’s ownership rights to Shares shall not be affected should the license pursuant to this Agreement be converted to a non-exclusive one.

4.3	(a)	LICENSEE shall pay to TJU during the term of this Agreement a royalty of [***] of NET SALES by LICENSEE and SUBLICENSEES in any countries where there is a VALID CLAIM; and

(b)	LICENSEE shall pay to TJU during the term of this Agreement a royalty of [***] of NET SALES by LICENSEE and SUBLICENSEES in any countries where there is no VALID CLAIM.

4.4	In the case of sublicenses, LICENSEE shall pay to TJU a royalty of [***] of all NON-ROYALTY SUBLICENSE INCOME.

4.5	[***]

4.6	As consideration for the exclusive rights granted hereunder, LICENSEE shall pay to TJU during the term of this Agreement the following one-time cash milestone payments within [***] of the occurrence of such milestone event (time of payment is of the essence) as follows:

(i)	[***]; and

(ii)	[***].

4.7	Within [***] after execution of this Agreement, LICENSEE shall pay to TJU a non-creditable, non-refundable material fee in the amount of twelve thousand dollars ($12,000) for the materials: (1) [***] and (2) [***] ($6,000 for each material). Other than the two materials mentioned here: [***], LICENSEE’s use of any additional materials, that are covered under the PATENT RIGHTS, or KNOW-HOW, or MATERIALS, or the combination of the above for commercial use, shall be subject to additional agreements between LICENSEE and TJU.

4.8	Anything herein to the contrary, if the license pursuant to this Agreement is converted to a non-exclusive one and if other non-exclusive licenses in the same field and territory are granted, the above royalties shall not exceed the royalty rate to be paid by other licensees in the same field and territory during the term of the non-exclusive license.

4.9	[***]

4.10	No later than June 30 of each calendar year beginning in [***], LICENSEE shall pay to TJU a non-refundable license maintenance royalty and/or advance on royalties. Such payments may only be credited against running royalties due and owing for that calendar year and royalty reports shall reflect such a credit. Such credits shall not be credited against milestone payments (as listed in Section 4.5) and NON-ROYALTY SUBLICENSEE INCOME (as listed in Section 4.3) nor against royalties due for any subsequent or preceding calendar year nor for any other payments made pursuant to this license.

	DES_SCO.004	DES_SCO.005	DES_SCO.011
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Article V
REPORTING

5.1	Six (6) months after signing this Agreement, LICENSEE shall provide to TJU a written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement. Such plan includes projections of sales and proposed marketing efforts.

5.2	No later than [***] after June 30 of each calendar year, LICENSEE shall provide to TJU a detailed written annual progress report describing progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the most recent twelve (12) month period ending June 30 and plans for the forthcoming year. If multiple technologies are covered by the license granted hereunder, the progress report shall provide the information set forth above for each technology. If progress differs from that anticipated in the plan required under Section 5.1, LICENSEE shall explain the reasons for the difference and propose a modified research and development plan for TJU’s review. LICENSEE shall also provide any reasonable additional data TJU reasonably requires to evaluate LICENSEE’s performance.

5.3	LICENSEE shall report to TJU the date of first sale of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within [***] of occurrence.

5.4	(a)	LICENSEE shall submit to TJU within [***] after June 30 of each calendar year, a Royalty Report setting forth for such year at least the following information:

(i)	the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and SUBLICENSEEs in each country;

(ii)	identity of the technolog(ies), DES_SCO.004, DES_SCO.005, and/or DES_SCO.011, utilized in each LICENSED PRODUCT sold by LICENSEE, its AFFILIATES and SUBLICENSEEs in each country;

(iii)	total billings and amounts actually received for such LICENSED PRODUCTS;

(iv)	an accounting for all LICENSED PROCESSES used or sold;

(v)	deductions applicable to determine the NET SALES thereof;

(vi)	the amount of NON-ROYALTY SUBLICENSE INCOME received by LICENSEE; and

(vii)	the amount of royalty due thereon, or, if no royalties are due to TJU for any reporting period, the statement that no royalties are due.

Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

(b)	LICENSEE shall pay to TJU with each such Royalty Report the amount of royalty due with respect to such year.

(c)	All payments due hereunder shall be deemed received when funds are credited to TJU’s bank account and shall be payable by check or wire transfer in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at [***]. No transfer, exchange, collection or other charges shall be deducted from such payments.

(d)	All such reports shall be maintained in confidence by TJU except as required by law; however, TJU may include in its usual reports annual amounts of royalties paid.

(e)	Late payments shall be subject to a charge of [***], whichever is greater.

5.5	In the event of acquisition, merger, change of corporate name, or reorganization, LICENSEE shall notify TJU in writing within [***] of such event and provide TJU with reasonable assurance that such changes shall not effect payment to TJU or the commercialization of the LICENSED PRODUCT and/or LICENSED PROCESS, and any other factors that may be relevant to TJU’s evaluation of its consent to certain assignments pursuant to Section 10.5.

5.6	If LICENSEE or any AFFILIATE or SUBLICENSEE does not qualify as a “small entity” as provided by the United States Patent and Trademark Office, LICENSEE must notify TJU in writing immediately.

Article VI
RECORD KEEPING

6.1	LICENSEE shall keep, and shall require its AFFILIATES and SUBLICENSEEs to keep, accurate records (together with supporting documentation) of LICENSED PRODUCTS and/or LICENSED PROCESSES made, used or sold under this Agreement, appropriate to determine the amount of royalties due to TJU hereunder. Such records shall be retained for at least [***] following the end of the reporting period to which they relate. They shall be available during normal business hours and upon prearrangement for examination by an accountant selected by TJU, for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this Section, TJU’s accountant shall have access to all records which TJU reasonably believes to be relevant to the calculation of royalties under Article IV.

6.2	TJU’s accountant shall not disclose to TJU any information other than information relating to the accuracy of reports and payments made hereunder unless required by law, regulation or pursuant to court order.

6.3	Such examination by TJU’s accountant shall be at TJU’s expense, except that if such examination shows an underreporting or underpayment in excess of [***] for [***] period or in excess of [***], then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to TJU had the LICENSEE reported correctly, plus interest on said sum at the rate of [***].

Article VII
DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

7.1	After execution date of this Agreement, LICENSEE shall reimburse TJU for one hundred percent (100%) of all reasonable unreimbursed legal expenses TJU has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS prior to the effective date of this Agreement. The amount of such legal expenses is approximately $17,654.90 as of March 31, 2012.

After execution date of this Agreement, LICENSEE shall reimburse TJU for one hundred percent (100%) of all future reasonable unreimbursed legal expenses upon receipt of invoices from TJU. To the extent such invoices are not paid within [***] from LICENSEE’s first receipt of such invoice, all late payments shall be subject to interest charges of [***].

7.2	TJU shall be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS. TJU will instruct patent counsel to directly notify TJU and LICENSEE and provide them copies of any official communications from the United States and foreign patent offices relating to the prosecution and maintenance of the PATENT RIGHTS, and to provide LICENSEE and TJU with advance copies of all relevant communications to the various patent offices, so that LICENSEE may be informed and apprised of the continuing prosecution of patent applications in PATENT RIGHTS. LICENSEE shall have reasonable opportunities to participate in decision making on all key decisions affecting filing, prosecution and maintenance of patents and patent applications in PATENT RIGHTS. TJU will use commercially reasonable efforts to incorporate LICENSEE’s reasonable suggestions regarding said prosecution. TJU shall use commercially reasonable efforts to amend any patent application to include claims reasonably requested by LICENSEE to protect LICENSED PRODUCTS and/or LICENSED PROCESSES.

7.3	TJU and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of TJU to execute such papers and instruments so as to enable TJU to apply for, to prosecute and to maintain patent applications and patents in TJU’s name in any country. TJU and LICENSEE shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents. In particular, LICENSEE shall immediately notify TJU in writing if LICENSEE or any AFFILIATE or SUBLICENSEE does not qualify as a “small entity” as provided by the United States Patent and Trademark Office.

7.4	LICENSEE may elect to surrender its PATENT RIGHTS in any country upon [***] written notice to TJU. Such notice shall not relieve LICENSEE from responsibility to reimburse TJU for patent-related expenses incurred prior to the expiration of the [***] notice period. TJU shall not have any further obligations to LICENSEE in such country after the expiration of such [***] notice period.

Article VIII
INFRINGEMENT

8.1	With respect to any PATENT RIGHTS within the FIELD that are licensed to LICENSEE by TJU on an exclusive basis pursuant to this Agreement, LICENSEE shall have the right to prosecute in its own name and at its own expense any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. TJU agrees to notify LICENSEE promptly of each infringement of such patents of which TJU has knowledge or becomes aware. Before LICENSEE commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of TJU and to potential effects on the public interest in making its decision whether or not to sue.

8.2	(a)	If LICENSEE elects to commence an action as described above, TJU may, to the extent permitted by law, elect to join as a party in that action. Regardless of whether TJU elects to join as a party, TJU shall cooperate fully with LICENSEE in connection with any such action. Before LICENSEE names TJU as a party, LICENSEE shall consult with TJU and give careful consideration to the views of TJU and to potential effects on the public interest in making its decision whether or not to name TJU as a party.

	(b)	If TJU elects to join as a party pursuant to Subsection (a), LICENSEE will give careful consideration to TJU’s input regarding the infringement action.

(c)	LICENSEE shall reimburse TJU for any reasonable costs TJU incurs, including reasonable attorneys’ fees, as part of an action brought by LICENSEE irrespective of whether TJU becomes a co-plaintiff.

8.3	If LICENSEE elects to commence an action as described above, LICENSEE may deduct from its yearly royalty payments to TJU with respect to the patent(s) subject to suit an amount not exceeding fifty percent (50%) of LICENSEE’s expenses and costs of such action incurred by LICENSEE in the same calendar year, including reasonable attorneys’ fees, provided, however, that such reduction shall not exceed fifty percent (50%) of the total royalty payments due to TJU in that calendar year. For clarification, the total royalty payments due to TJU are the royalty payments due to TJU with respect to the patent(s) subject at suit for each calendar year as referenced in Section 4.3 and do not include the NON-ROYALTY SUBLICENSE INCOME referenced in Section 4.4 and the milestone payments referenced in Section 4.6. If such LICENSEE’s expenses and costs in any one calendar year exceeds fifty percent (50%) of the amount of royalties owed by LICENSEE for that calendar year (an “Overage”), LICENSEE may not carry such Overage to the succeeding calendar year and reduce the royalties due to TJU from LICENSEE in such succeeding calendar years.

8.4	No settlement, consent judgment or other voluntary final disposition of the suit that materially adversely affects TJU’s rights may be entered into without the prior written consent of TJU, which consent shall not be unreasonably withheld. An admission of liability on the part of TJU shall be reasonable grounds to withhold consent.

8.5	Recoveries or reimbursements from actions commenced pursuant to this Article shall first be applied to reimburse LICENSEE and TJU for litigation costs not paid from royalties and then to reimburse TJU for royalties deducted by LICENSEE pursuant to Section 8.3. Any additional recoveries shall be shared by LICENSEE and TJU, [***] to LICENSEE and [***] to TJU.

8.6	If LICENSEE elects not to exercise its right to prosecute an infringement of the PATENT RIGHTS pursuant to this Article, TJU may do so at its own expense, controlling such action and retaining all recoveries there from. LICENSEE shall cooperate fully with TJU in connection with any such action.

8.7	Without limiting the generality of Section 8.6, TJU may, at its election and by notice to LICENSEE, establish a time limit of [***] for LICENSEE to decide whether to prosecute any infringement of which TJU has knowledge or becomes aware. If, by the end of such [***] period, LICENSEE has not commenced such an action, TJU may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by TJU in good faith, LICENSEE shall pay over to TJU any payments (whether or not designated as “royalties”) made by the alleged infringer to LICENSEE under any existing or future sublicense authorizing LICENSED PRODUCTS and/or LICENSED PROCESSES, up to the amount of TJU’s unreimbursed litigation expenses (including, but not limited to, reasonable attorneys’ fees).

8.8	If a declaratory judgment action is brought naming LICENSEE as a defendant and alleging invalidity of any of the PATENT RIGHTS, TJU may elect to take over the sole defense of the action at its own expense. LICENSEE shall cooperate fully with TJU in connection with any such action.

Article IX
TERMINATION OF AGREEMENT

9.1	This Agreement, unless terminated as provided herein, shall remain in effect until the last patent or patent application containing a VALID CLAIM in PATENT RIGHTS has expired or been abandoned.

9.2	TJU may terminate this Agreement as follows:

(a)	If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 5.4(e)) within [***] after the date of notice in writing of such non-payment by TJU.

(b)	If LICENSEE defaults in its obligations under Sections 10.3(c) to procure and maintain insurance and fails to cure such default in accordance with Section 10.3(d).

(c)	If, at any time after five (5) years from the effective date of this Agreement, TJU determines in good faith that the Agreement should be terminated pursuant to Section 3.3(d).

(d)	If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, shall have been declared bankrupt by a court of competent jurisdiction, makes use of any law or regulation for relief from creditors, or reorganizations or restructures in order to avoid creditors. Such termination shall be effective immediately upon TJU giving written notice to LICENSEE.

(e)	If an examination by TJU’s accountant pursuant to Article VI shows an underreporting or underpayment by LICENSEE in excess of [***].

(f)	If LICENSEE is convicted of, or pleads nolo-contendere to, a felony relating to the manufacture, use, or sale of LICENSED PRODUCTS and/or LICENSED PROCESSES.

(g)	Except as provided in Subsections (a), (b), (c), (d), (e) and (f) above, if LICENSEE defaults in a material respect in the performance of any obligations under this Agreement and the default has not been remedied within [***] after the date of notice in writing of such default by TJU.

9.3	LICENSEE shall provide, in each sublicense granted by it under this Agreement, that such sublicense shall survive the termination of this Agreement and that LICENSEE’s interest in such sublicense shall, at TJU’s option, either be terminated or assigned to TJU.

9.4	LICENSEE may terminate this Agreement by giving [***] advance written notice of termination to TJU. Upon termination, LICENSEE shall submit a final royalty report to TJU and any royalty payments and unreimbursed legal expenses due to TJU shall become immediately payable. Upon termination by LICENSEE, all obligations and duties under this LICENSEE shall cease and terminate and LICENSEE agrees to execute all reasonable documentations requested evidencing such termination.

9.5	Sections 6.1, 6.2, 6.3, 7.1, 8.5, 9.3, 9.4, 9.5, 10.2, 10.3, 10.4, 10.5, 10.8 and 10.9 of this Agreement and all other provisions of this Agreement which are intended to have effect after termination of this Agreement shall survive termination of this Agreement for the respective durations stated therein, and where no duration is stated, shall survive indefinitely.

Article X
GENERAL

10.1	TJU does not warrant the validity of the PATENT RIGHTS, KNOW-HOW, and MATERIALS, within the FIELD licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS, KNOW-HOW, and MATERIALS, within the FIELD or that such PATENT RIGHTS, KNOW-HOW, and MATERIALS, may be exploited by LICENSEE, an AFFILIATE, or SUBLICENSEE without infringing other patents.

10.2	TJU EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, KNOW-HOW, AND MATERIALS, WITHIN THE FIELD OR INFORMATION SUPPLIED BY TJU, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT. IN NO EVENT WILL TJU BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS, LICENSED PRODUCTS AND/OR LICENSED PROCESSES. EVEN IF ADVISED OF THE POSSIBILITY THEREOF, AND IN NO EVENT SHALL TJU’S LIABILITY EXCEED [***].

10.3	(a)	LICENSEE shall indemnify, defend and hold harmless TJU and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”), from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorney’s fees and other costs and expenses of litigation) (collectively, “Claims”), based upon, arising out of, or otherwise relating to any cause of action relating to product liability concerning any product, process, or service made, used or sold pursuant to any right or license granted under this Agreement.

(b)	LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to TJU to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(c)	Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a SUBLICENSEE, an AFFILIATE or an agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as TJU shall require, naming the TJU as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; and (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate) LICENSEE must notify TJU at least [***] in advance of commencing any such self-insurance program and such self-insurance program must be acceptable to TJU. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification or other material obligations under this Agreement.

(d)	LICENSEE shall provide TJU with written evidence of such insurance upon request of TJU. LICENSEE shall provide TJU with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such [***] period, TJU shall have the right to terminate this Agreement effective at the end of such [***] period without notice or any additional waiting periods.

(e)	LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a SUBLICENSEE, an AFFILIATE or agent of LICENSEE; and (ii) a reasonable period after the period referred to in Subsection (e)(i) above which in no event shall be less than [***].

10.4	LICENSEE shall not use TJU’s name or insignia, or any adaptation of them, or the name of any of TJU’s inventors in any advertising, publicity, promotional activities or sales literature without the prior written approval of TJU except in announcing to the public the existence of this Agreement. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name, “Thomas Jefferson University” or the name of any campus of Thomas Jefferson University is expressly prohibited. Notwithstanding anything to the contrary stated above, LICENSEE may disclose that the PATENT RIGHTS have been licensed from TJU in business plans, company presentations and other factual statements relating to LICENSEE, its technology or its products.

10.5	This Agreement and the rights and duties hereunder may not be assigned by either party without first obtaining the written consent of the other which consent will not be unreasonably withheld. Any such purported assignment, without the written consent of the other party, will be null and of no effect. Notwithstanding the foregoing, LICENSEE may assign this Agreement to a purchaser, merging, or successor in-interest or acquirer of substantially all of the LICENSEE’s assets or business and/or pursuant to any reorganization qualifying under section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time.

10.6	The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

10.7	LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or SUBLICENSEES, and that it will defend and hold TJU harmless in the event of any legal action of any nature occasioned by such violation.

10.8	LICENSEE agrees: (i) to obtain all regulatory approvals required for the manufacture and sale of LICENSED PRODUCTS and/or LICENSED PROCESSES; and (ii) to utilize appropriate patent marking on such LICENSED PRODUCTS and/or LICENSED PROCESSES. LICENSEE also agrees to register or record this Agreement (as appropriately redacted) as is required by law or regulation in any country where the license is in effect.

10.9	Any notices to be given hereunder shall be sufficient if signed by the party (or party’s attorney) giving same and either: (i) delivered in person; (ii) mailed certified mail return receipt requested; or (iii) faxed to other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

If to LICENSEE:

Immunome, Inc.

100 East Lancaster Avenue

LIMR Building, Room #222

Wynnewood, PA 19096

Attention: [***]

Phone: [***]

Fax: [***]

If to TJU:

Office of Technology Transfer & Business Development

Thomas Jefferson University

1020 Locust Street, Suite M34

Philadelphia, PA 19107

Attention: Executive Director, Office of Technology Transfer & Business Development

Phone: [***]

Fax: [***]

With a copy to TJU University Counsel at

University Counsel

Thomas Jefferson University

1020 Walnut Street, 6th Floor

Philadelphia, PA 19107

Phone: [***]

Fax: [***]

By such notice either party may change their address for future notices. Notices delivered in person shall be deemed given on the date delivered. Notices sent by fax shall be deemed given on the date faxed. Notices mailed shall be deemed given five (5) days following the date postmarked on the envelope.

10.10	Should a court of competent jurisdiction later hold any provision of this Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

10.11	In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflict amicably between themselves. Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with the rules of the [***]. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in [***]. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant. The prevailing party in any arbitration shall be afforded reasonable costs and attorney fees. Notwithstanding any other provision of this Agreement to the extent any other provision is inconsistent herewith, no arbitrator(s) or any other third party involved in resolving or otherwise addressing any dispute may limit, expand or otherwise modify the terms of this Agreement. The provisions of this Section shall not apply to:

(i)	prevent a party from seeking a temporary restraining order or injunctive or other equitable relief with respect to a breach (or attempted breach) of this Agreement by the other party;

(ii)	prevent a party from instituting litigation or other formal proceedings to the extent necessary (i) to avoid the expiration of any applicable limitations period or (ii) to preserve a superior position with respect to other creditors; or

(iii)	to any claim with respect to ownership or infringement of PATENT RIGHTS.

Such claims (described in subsections (i) through (iii) above) will not be subject to arbitration or other alternate dispute resolution and instead will be subject to judicial resolution, and either party may apply to any court of competent jurisdiction for such relief.

10.12	This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any amendment, modifications, condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

10.13	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one Agreement.

10.14	The failure of any party at any time to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom contrary to the specific provisions hereof or as having in any way modified or waived same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Thomas Jefferson University	Immunome, Inc.

/s/ Steven E. McKenzie, M.D., Ph.D.	/s/ Timothy J. Pelura, Ph.D.
Steven E. McKenzie, M.D., Ph.D.	Timothy J. Pelura, Ph.D.
Vice President for Research	President and CEO

6/11/12	June 6, 2012
Date	Date

Appendix A

The following comprise PATENT RIGHTS:

[***]

FIRST AMENDMENT TO LICENSE AGREEMENT TJU IMMUNOME

This First Amendment to License Agreement (“AMENDMENT”), is entered into as of the 19th of October, 2017 (“EFFECTIVE DATE”), by and among Thomas Jefferson University (“TJU”) and Immunome, Inc. (“COMPANY”) (collectively, the “Parties”).

WHEREAS the Parties have entered into an Exclusive License Agreement with an effective date of the 1st of June, 2012 (the “LICENSE AGREEMENT”);

WHEREAS, the Parties desire to amend the License Agreement to modify certain terms thereof;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the License Agreement.

1.	The Parties hereby agree to amend and replace the first sentence of Section 3.3(e) of the License Agreement in its entirety with the following:

In all sublicenses granted by LICENSEE hereunder other than research sublicenses, LICENSEE shall use its commercially reasonable efforts to include a requirement that the SUBLICENSEE(s) use its commercially reasonable efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible.

2.	The Parties hereby agree to amend and replace Section 4.4 of the License Agreement in its entirety with the following:

4.4       In the case of sublicenses, LICENSEE shall pay to TJU a royalty of [***] of all NON-ROYALTY SUBLICENSE INCOME. For the avoidance of doubt, NON-ROYALTY SUBLICENSE INCOME does not include royalties on NETS SALES. Notwithstanding the foregoing, if, in any sublicense of the PATENT RIGHTS for a specified LICENSED PRODUCT, COMPANY or an AFFILIATE also grants to the SUBLICENSEE rights to other patents owned or controlled by [***].

3.	The Parties hereby agree to amend and replace Section 4.6 in its entirety with the following:

4.6 As consideration for the exclusive rights granted hereunder, LICENSEE shall pay to TJU during the term of this Agreement the following one-time cash milestone payments within [***] of the occurrence of such milestone event (time of payment is of the essence) as follows:

(i) [***];

FIRST AMENDMENT TO LICENSE AGREEMENT TJU_IMMUNOME

(ii) [***];

and

(iii) [***].

For the avoidance of doubt each of the above milestone payment shall become payable only once upon the first instance to occur of a triggering event in any jurisdiction, and whether by LICENSEE, SUBLICENSEE or any AFFILIATE.

4.	The Parties agree to amend and replace Section 1.8 of the License Agreement in its entirety with the following:

LICENSEE: Immunome, Inc., a corporation organized under the laws of Delaware and having a principal place of business at 665 Stockton Drive, Suite 300, Exton, PA 19341.

5.	Term of Amendment. This Amendment shall be in effect from the Effective Date and shall continue for the term of the License Agreement.

6.	Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the License Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

7.	Integration. This Agreement contains the entire agreement of the parties with regard to amending the License Agreement, and supersedes and replaces any prior agreements as to that matter. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by TJU and Immunome.

8.	Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

9.	Miscellaneous. This Amendment shall be binding upon all the parties to the License Agreement and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[Signature page follows]

FIRST AMENDMENT TO LICENSE AGREEMENT TJU_IMMUNOME

Agreed:

THOMAS JEFFERSON UNIVERSITY:

Name: Rose Ritts, PhD

Title: Executive Vice President and Chief Innovation Officer

Signature:	/s/ Rose Ritts

IMMUNOME, INC.

NAME: Michael J. Morin, PhD

Title: President and CEO

Signature:	/s/ Michael J. Morin

FIRST AMENDMENT TO LICENSE AGREEMENT TJU_IMMUNOME

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (“AMENDMENT”), is entered into as of the 28th of July, 2020 (“EFFECTIVE DATE”), by and among Thomas Jefferson University (“TJU”) and Immunome, Inc. (“COMPANY”) (collectively, the “Parties”).

WHEREAS the Parties have entered into an Exclusive License Agreement with an effective date of the 1st of June, 2012, as amended by the First Amendment to the License Agreement, dated October 19, 2017. (the Exclusive License Agreement, as so amended, the “LICENSE AGREEMENT”):

WHEREAS, the Parties desire to modify certain terms of the License Agreement as set forth in this Amendment; and

WHEREAS, any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the License Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Amendments. Section 4.3 of the License Agreement is amended and restated in its entirety as follows:

4.3	(a)Except as provided in Section 4.3(c), LICENSEE shall pay to TJU during the term of this Agreement a royalty of [***] of NET SALES by LICENSEE and SUBLICENSEES in any countries where there is a VALID CLAIM; and

(b)   Except as provided in Section 4.3(c), LICENSEE shall pay to TJU during the term of this Agreement a royalty of [***] of NET SALES by LICENSEE and SUBLICENSEES in any countries where there is no VALID CLAIM.

(c)   The royalty for NET SALES of LICENSED PRODUCTS or LICENSED PROCESSES by a SUBLICENSEE under an agreement between LICENSEE and such SUBLICENSEE entered into before [***] (as defined below for such LICENSED PRODUCT or LICENSED PROCESS (“OTHER NET SALES”) shall be [***] of the royalty actually paid by the SUBLICENSEE to LICENSEE; provided that such agreement between COMPANY and such SUBLICENSEE provides for a [***] or less percentage royalty on net sales of such LICENSED PRODUCT and/or LICENSED PROCESS to be paid to COMPANY by SUBLICENSEE. Where such agreement provides for more than a [***] royalty, then the provisions of Sections 4.3(a) and (b) shall apply. Where such agreement provides for a [***] or less royalty and a royalty that exceeds [***] (e.g., a scaled royalty based on the amount of net sales), then the provisions of this Section 4.3(c) shall apply for the royalties that are [***] or below and the provisions of Sections 4.3(a) and (b) shall apply for the royalties that exceed [***].

SECOND AMENDMENT TO LICENSE AGREEMENT TJU_IMMUNOME

For purposes of calculating the royalties under Sections 4.3(a) and (b), where royalties on OTHER NET SALES are paid under this Section 4.3(c), then such OTHER NET SALES shall be disregarded and excluded from the definition of NET SALES.

Notwithstanding the foregoing, in any sublicense of a LICENSED PRODUCT or LICENSED PROCESS, if COMPANY or an AFFILIATE also grants rights to other licensed products or patents owned or controlled by [***], the modified royalty due on OTHER NET SALES provided under this Section 4(c) shall only take effect if [***].

For the purposes of this SECTION 4.3(c) [***] shall mean [***].

2.	Term of Amendment. This Amendment shall be in effect from the Effective Date and shall continue for the term of the License Agreement.

3.	Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the License Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

4.	Integration. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with regard to this Amendment and the Agreement, and supersedes and replaces any prior agreements as to that matter. Neither this Amendment nor the Agreement may be changed or modified, in whole or in part, except by an instrument in writing signed by TJU and Company.

5.	Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.	Miscellaneous. This Amendment shall be binding upon all the parties to the License Agreement and their respective successors and assigns.

IN WITNESS WHEREOF. the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SECOND AMENDMENT TO LICENSE AGREEMENT TJU_IMMUNOME

Agreed:

THOMAS JEFFERSON UNIVERSITY

Name: Rose Ritts, PhD

Title: Executive Vice President and Chief Innovation Officer

Signature:	/s/ Rose Ritts

IMMUNOME, INC.

Name: Purnanand Sarma

Title: President & CEO

Signature:	/s/ Purnanand D. Sarma

SECOND AMENDMENT TO LICENSE AGREEMENT TJU_IMMUNOME